Exhibit 10.2

EXECUTION VERSION

WAREHOUSING NOTE

$50,000,000.00	October 5, 2012

FOR VALUE RECEIVED, W&D INTERIM LENDER II LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of BANK OF AMERICA, N.A., a national banking association (“Lender” or, together with its successors and assigns, “Holder”), in accordance with the provisions of the Agreement (as hereafter defined), at the offices of Bank of America, N.A., acting in its capacity as administrative agent for the Holder (the “Administrative Agent”), located at 225 Franklin Street, Boston, Massachusetts 02110, or at such other place as the Credit Agent may designate from time to time, (i) the principal sum of Fifty Million and NO/100 Dollars ($50,000,000.00), or so much thereof as may be outstanding under the Agreement, (ii) interest on that amount from the date of each Warehousing Advance until repaid in full, and (iii) all other fees, charges and other Obligations due to the Holder under the Agreement, at the rates, at the times, and in the manner set forth in the Agreement. All payments under this Note and the Agreement must be made in lawful money of the United States and in immediately available funds.

This Warehousing Note (this “Note”) evidences a line of credit and is one of the Warehousing Notes referred to in that certain Warehousing Credit and Security Agreement, dated as of October 5, 2012, among Borrower, Walker & Dunlop, Inc., as guarantor, the Administrative Agent, Lender and the other lenders party thereto (as from time to time previously or hereafter amended, restated, renewed or replaced, the “Agreement”). Reference is made to the Agreement (which is incorporated by reference as fully and with the same effect as if set forth at length in this Note) for a description of the Collateral and a statement of (a) the covenants and agreements made by Borrower, (b) the rights and remedies granted to the Administrative Agent and Lender, and (c) the other matters governed by the Agreement. Capitalized terms not otherwise defined in this Note have the meanings set forth in the Agreement.

In addition to principal, interest, fees and other charges payable by Borrower under this Note and the Agreement, Borrower must pay all out-of-pocket costs and expenses of the Holder, including reasonable fees, expenses and disbursements of counsel, in connection with the enforcement and collection of this Note.

Borrower waives demand, notice, protest and presentment in connection with collection of amounts outstanding under this Note.

This Note is governed by the laws of the Commonwealth of Massachusetts, excluding the laws applicable to conflicts or choice of law, as an instrument under seal.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date set forth above as a sealed instrument.

W&D INTERIM LENDER II LLC

By:	/s/ Deborah A. Wilson
Name: Deborah A. Wilson
Title: Chief Financial Officer & Treasurer

[Signature page to Warehousing Note]